RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2003-QS20 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS20

         $ 1,244,005                  0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                  Prospectus Supplement dated November 20, 2003
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated November 20, 2003.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  ---------
499 or less ..............................           1   $     45,755       0.03%   $ 45,755      75.00%
500 - 519 ................................           4        347,767       0.25      86,942      70.83
520 - 539 ................................           6        683,564       0.49     113,927      77.17
540 - 559 ................................           5        566,007       0.40     113,201      77.18
560 - 579 ................................           7      1,276,968       0.91     182,424      78.66
580 - 599 ................................          17      2,460,706       1.76     144,747      74.72
600 - 619 ................................          13      1,997,201       1.43     153,631      72.97
620 - 639 ................................          38      4,939,327       3.52     129,982      70.37
640 - 659 ................................          47      6,662,703       4.75     141,760      71.01
660 - 679 ................................          66      9,468,018       6.76     143,455      69.85
680 - 699 ................................          98     13,763,031       9.82     140,439      67.17
700 - 719 ................................         130     17,461,370      12.46     134,318      66.41
720 - 739 ................................          88     13,215,576       9.43     150,177      65.10
740 - 759 ................................         129     18,735,018      13.37     145,233      64.44
760 - 779 ................................         133     19,774,667      14.11     148,682      64.19
780 - 799 ................................         118     17,083,824      12.19     144,778      62.04
800 or greater ...........................          86     11,657,458       8.32     135,552      57.22
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         986   $140,138,960     100.00%   $142,129      65.54%
                                             =========   ============   ========

         The minimum and maximum credit scores of the mortgage loans were 479 and 817, respectively, and the weighted average credit score of the mortgage loans was 726.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                              OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................         611   $ 99,385,470      70.92%   $162,660        720      67.43%
Second/Vacation ..........................          17      3,443,422       2.46     202,554        747      52.74
Non Owner-occupied .......................         358     37,310,068      26.62     104,218        739      61.67
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         986   $140,138,960     100.00%   $142,129        726      65.54%
                                             =========   ============   ========

                                                      PURPOSE OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase .................................          95   $ 11,306,297       8.07%   $119,014        733      75.16%
Rate/Term Refinance ......................         418     58,711,914      41.90     140,459        729      61.93
Equity Refinance .........................         473     70,120,749      50.04     148,247        722      67.01
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         986   $140,138,960     100.00%   $142,129        726      65.54%
                                             =========   ============   ========

                                             MORTGAGED PROPERTY TYPES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................         684   $ 94,227,160      67.24%   $137,759        722      66.21%
Planned Unit Developments (detached) .....          96     20,391,727      14.55     212,414        733      69.03
Two-to-four family units .................         117     16,614,519      11.86     142,004        725      60.45
Condo Low-Rise (less than 5 stories) .....          59      5,820,192       4.15      98,647        747      58.92
Planned Unit Developments (attached) .....          12      1,207,227       0.86     100,602        761      62.65
Townhouse ................................          12        902,811       0.64      75,234        717      59.93
Condo High-Rise (9 stories or more) ......           3        415,443       0.30     138,481        764      66.77
Condotel (1 to 4 stories) ................           1        310,344       0.22     310,344        738      60.00
Condotel (5 to 8 stories) ................           1        158,557       0.11     158,557        812      75.00
Condo Mid-Rise (5 to 8 stories) ..........           1         90,981       0.06      90,981        815      28.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         986   $140,138,960     100.00%   $142,129        726      65.54%
                                             =========   ============   ========

                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alaska ...................................           2   $    173,921       0.12%   $ 86,960        738      80.00%
Alabama ..................................          18      1,058,867       0.76      58,826        658      75.08
Arkansas .................................           3        197,533       0.14      65,844        747      86.90
Arizona ..................................          22      3,164,414       2.26     143,837        742      71.26
California ...............................         198     38,529,480      27.49     194,593        745      58.54
Colorado .................................          33      6,137,064       4.38     185,972        722      71.69
Connecticut ..............................          13      1,961,428       1.40     150,879        709      63.31
District of Columbia .....................           4      1,072,936       0.77     268,234        750      57.70
Delaware .................................           4        682,274       0.49     170,569        715      60.62
Florida ..................................          62      7,203,807       5.14     116,190        729      67.42
Georgia ..................................          21      2,175,841       1.55     103,611        698      74.28
Hawaii ...................................           1         55,046       0.04      55,046        769      65.00
Iowa .....................................           4        579,700       0.41     144,925        611      77.75
Idaho ....................................           7        515,049       0.37      73,578        725      61.48
Illinois .................................          25      3,073,154       2.19     122,926        702      71.42
Indiana ..................................          16        651,266       0.46      40,704        745      64.71
Kansas ...................................           6        284,455       0.20      47,409        730      76.63
Kentucky .................................          10        910,721       0.65      91,072        716      71.90
Louisiana ................................          10        946,154       0.68      94,615        718      72.89
Massachusetts ............................          16      3,123,472       2.23     195,217        745      57.35
Maryland .................................          14      2,433,440       1.74     173,817        723      65.62
Maine ....................................           4        517,500       0.37     129,375        671      80.57
Michigan .................................          24      3,076,029       2.19     128,168        702      57.74
Minnesota ................................          12      1,748,386       1.25     145,699        684      72.43
Missouri .................................          14      1,140,121       0.81      81,437        697      77.73
Mississippi ..............................           4        638,005       0.46     159,501        608      85.54
Montana ..................................           2        340,532       0.24     170,266        732      72.86
North Carolina ...........................          21      2,900,730       2.07     138,130        726      66.78
North Dakota .............................           1         57,102       0.04      57,102        742      80.00
Nebraska .................................           3        496,240       0.35     165,413        678      81.29
New Hampshire ............................           5        735,959       0.53     147,192        729      61.94
New Jersey ...............................          29      4,924,480       3.51     169,810        734      61.68
New Mexico ...............................          10      1,122,574       0.80     112,257        645      76.38
Nevada ...................................          12      1,442,098       1.03     120,175        744      65.39
New York .................................          57      8,638,764       6.16     151,557        725      62.18
Ohio .....................................          30      2,379,546       1.70      79,318        713      70.16
Oklahoma .................................          17      1,366,163       0.97      80,363        734      77.05
Oregon ...................................           9      1,386,609       0.99     154,068        761      67.28
Pennsylvania .............................          17      1,557,105       1.11      91,594        721      78.47
Rhode Island .............................           1        188,461       0.13     188,461        653      79.00
South Carolina ...........................           8        771,261       0.55      96,408        727      74.83
Tennessee ................................          13      1,730,162       1.23     133,089        739      79.91
Texas ....................................         127     16,995,584      12.13     133,823        715      70.29
Utah .....................................           9      1,135,725       0.81     126,192        715      69.90
Virginia .................................          31      4,347,988       3.10     140,258        713      64.48
Vermont ..................................           3        241,596       0.17      80,532        692      48.47
Washington ...............................          30      4,898,660       3.50     163,289        717      67.20
Wisconsin ................................           4        431,561       0.31     107,890        718      66.17
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         986   $140,138,960     100.00%   $142,129        726      65.54%
                                             =========   ============   ========

----------

No more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Arizona and no more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Arizona.

                                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................         369   $ 48,716,676      34.76%   $132,024        719      69.78%
Reduced Documentation ....................         617     91,422,284      65.24     148,172        729      63.28
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         986   $140,138,960     100.00%   $142,129        726      65.54%
                                             =========   ============   ========

         No more than 29.8% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 6.2% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                  MORTGAGE RATES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.375 - 4.499 ............................           3   $    624,511       0.45%   $208,170        783      59.82%
4.500 - 4.624 ............................           4        955,262       0.68     238,815        728      62.53
4.625 - 4.749 ............................           4        529,600       0.38     132,400        748      52.48
4.750 - 4.874 ............................           9      2,197,131       1.57     244,126        755      59.21
4.875 - 4.999 ............................          16      3,464,088       2.47     216,505        738      53.46
5.000 - 5.124 ............................          23      2,971,100       2.12     129,178        752      53.14
5.125 - 5.249 ............................          25      5,580,927       3.98     223,237        746      61.24
5.250 - 5.374 ............................          63      9,948,846       7.10     157,918        741      62.67
5.375 - 5.499 ............................          96     14,686,594      10.48     152,985        740      63.93
5.500 - 5.624 ............................         125     18,601,394      13.27     148,811        726      64.93
5.625 - 5.749 ............................         116     17,176,098      12.26     148,070        719      67.06
5.750 - 5.874 ............................         125     18,253,527      13.03     146,028        715      66.36
5.875 - 5.999 ............................         131     18,985,238      13.55     144,925        716      67.39
6.000 - 6.124 ............................          76     10,089,122       7.20     132,752        723      69.33
6.125 - 6.249 ............................          43      4,202,960       3.00      97,743        718      68.41
6.250 - 6.374 ............................          69      6,160,211       4.40      89,278        714      69.30
6.375 - 6.499 ............................          32      3,200,712       2.28     100,022        702      74.38
6.500 - 6.624 ............................          18      1,748,014       1.25      97,112        710      70.85
6.625 - 6.749 ............................           5        626,979       0.45     125,396        677      71.89
6.875 - 6.999 ............................           1         35,241       0.03      35,241        775      75.00
7.000 - 7.124 ............................           1         52,217       0.04      52,217        816      80.00
7.500 - 7.624 ............................           1         49,188       0.04      49,188        700      90.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         986   $140,138,960     100.00%   $142,129        726      65.54%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 5.6268% per annum.

                                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.095 ....................................           3   $    624,511       0.45%   $208,170        783      59.82%
4.220 ....................................           4        955,262       0.68     238,815        728      62.53
4.345 ....................................           4        529,600       0.38     132,400        748      52.48
4.470 ....................................           9      2,197,131       1.57     244,126        755      59.21
4.595 ....................................          16      3,464,088       2.47     216,505        738      53.46
4.720 ....................................          23      2,971,100       2.12     129,178        752      53.14
4.845 ....................................          25      5,580,927       3.98     223,237        746      61.24
4.970 ....................................          63      9,948,846       7.10     157,918        741      62.67
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         147   $ 26,271,464      18.75%   $178,717        745      59.51%
                                             =========   ============   ========

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Mortgage was approximately 4.735195877%.


                                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
100,000 or less ..........................         352   $ 18,525,180      13.22%   $ 52,628        726      59.92%
100,001-200,000 ..........................         404     56,274,134      40.16     139,292        723      66.35
200,001-300,000 ..........................         144     32,694,271      23.33     227,044        729      66.19
300,001-400,000 ..........................          49     15,915,829      11.36     324,813        719      66.32
400,001-500,000 ..........................          28     11,513,791       8.22     411,207        736      69.75
500,001-600,000 ..........................           4      2,035,500       1.45     508,875        754      63.96
600,001-700,000 ..........................           4      2,385,619       1.70     596,405        729      68.03
800,001-900,000 ..........................           1        794,635       0.57     794,635        689      32.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         986   $140,138,960     100.00%   $142,129        726      65.54%
                                             =========   ============   ========


                                               ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  --------
50.00 or less ............................         243   $ 28,947,977      20.66%   $119,127        744
50.01-55.00 ..............................          64     11,357,261       8.10     177,457        743
55.01-60.00 ..............................          64      8,702,648       6.21     135,979        731
60.01-65.00 ..............................          75     10,789,828       7.70     143,864        730
65.01-70.00 ..............................          99     14,240,135      10.16     143,840        732
70.01-75.00 ..............................         105     15,827,942      11.29     150,742        717
75.01-80.00 ..............................         240     37,969,645      27.09     158,207        715
80.01-85.00 ..............................          22      3,674,359       2.62     167,016        683
85.01-90.00 ..............................          52      6,178,260       4.41     118,813        699
90.01-95.00 ..............................          22      2,450,906       1.75     111,405        694
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         986   $140,138,960     100.00%   $142,129        726
                                             =========   ============   ========

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 65.54%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        8%         16%         24%          32%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................     100%       100%      100%        100%         100%
March 2006.............................................      95         87        79          72           64
March 2007.............................................      89         75        63          51           41
March 2008.............................................      83         64        49          36           26
March 2009.............................................      76         55        38          26           16
March 2010.............................................      70         46        29          18           10
March 2011.............................................      63         38        22          12            6
March 2012.............................................      55         31        16           8            4
March 2013.............................................      48         24        12           5            2
March 2014.............................................      40         19         8           3            1
March 2015.............................................      31         13         5           2            1
March 2016.............................................      22          9         3           1            *
March 2017.............................................      13          5         2           *            *
March 2018.............................................       3          1         *           *            *
March 2019.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........       7.38       5.19      3.78        2.85         2.22

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                                 ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       -----------------
Aggregate principal balance ....................       $26,271,463.54       $113,867,496.58
Weighted average mortgage rate .................         5.0432402061%         5.7615000000%
Weighted average servicing fee rate.............         0.2800000000%         0.3300000000%
Weighted average original term to maturity
(months) .......................................                  179                   180
Weighted average remaining term
to maturity (months) ...........................                  159                   160

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                                              PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------      ---------        ----------       --------        ---------       -----------
$922,547......................        4.268%           6.336%          9.000%          12.246%          16.072%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%

                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio .... 101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........   2,182       284,482     2,032       282,672
60 to 89 days ...........     526        70,816       409        51,071
90 days or more(2) ......     696        94,223       555        70,963
Foreclosures Pending ....     787       103,707       747        88,396
                          -------   -----------   -------   -----------
Total Delinquent Loans ..   4,191   $   553,228     3,743   $   493,102
                          =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............   4.145%        3.919%    3.524%        3.147%


---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%

                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........     934       142,682       946       161,218
60 to 89 days ...........     216        35,031       186        26,348
90 days or more(2) ......     258        43,618       225        34,430
Foreclosures Pending ....     279        44,333       268        42,461
                           ------   -----------    ------   -----------
Total Delinquent Loans ..   1,687   $   265,664     1,625   $   264,457
                           ======   ===========    ======   ===========
Percent of Loan
Portfolio ...............   3.255%        3.291%    2.888%        2.877%


---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

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Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS20(POOL # 4769) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4769
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I     76110HMA4    37,570,000.00  24,802,293.32     5.000000  %    122,089.94
CB      76110HMB2   137,617,000.00 110,241,825.62     5.000000  %  1,520,433.58
A-P     76110HMC0     1,483,380.26   1,250,485.29     0.000000  %     49,226.55
A-V     76110HMD8             0.00           0.00     0.350063  %          0.00
R       76110HME6           100.00           0.00     5.000000  %          0.00
M-1     76110HMF3     3,179,200.00   3,001,504.63     5.000000  %     12,473.31
M-2     76110HMG1       454,200.00     428,813.35     5.000000  %      1,782.01
M-3     76110HMH9       635,900.00     600,357.57     5.000000  %      2,494.90
B-1     76110HMJ5       272,600.00     257,363.54     5.000000  %      1,069.52
B-2     76110HMK2       181,700.00     171,544.22     5.000000  %        712.88
B-3     76110HML0       272,978.61     257,720.99     5.000000  %      1,071.01

-------------------------------------------------------------------------------
                  181,667,058.87   141,011,908.53                  1,711,353.70
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I       103,342.89    225,432.83            0.00       0.00     24,680,203.38
CB        459,340.94  1,979,774.52            0.00       0.00    108,721,392.04
A-P             0.00     49,226.55            0.00       0.00      1,201,258.74
A-V        41,135.92     41,135.92            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        12,506.27     24,979.58            0.00       0.00      2,989,031.32
M-2         1,786.72      3,568.73            0.00       0.00        427,031.34
M-3         2,501.49      4,996.39            0.00       0.00        597,862.67
B-1         1,072.35      2,141.87            0.00       0.00        256,294.02
B-2           714.77      1,427.65            0.00       0.00        170,831.34
B-3         1,073.84      2,144.85            0.00       0.00        256,649.98

-------------------------------------------------------------------------------
          623,475.19  2,334,828.89            0.00       0.00    139,300,554.83
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I     660.162186    3.249666     2.750676     6.000342   0.000000  656.912520
CB      801.077088   11.048298     3.337821    14.386119   0.000000  790.028790
A-P     842.997120   33.185388     0.000000    33.185388   0.000000  809.811732
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     944.106891    3.923412     3.933779     7.857191   0.000000  940.183480
M-2     944.106884    3.923404     3.933774     7.857178   0.000000  940.183480
M-3     944.106896    3.923416     3.933779     7.857195   0.000000  940.183480
B-1     944.106884    3.923404     3.933786     7.857190   0.000000  940.183480
B-2     944.106870    3.923390     3.933792     7.857182   0.000000  940.183480
B-3     944.106901    3.923421     3.933788     7.857209   0.000000  940.183480

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS20 (POOL #  4769)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4769
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       29,375.71
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,934.92

SUBSERVICER ADVANCES THIS MONTH                                       19,862.44
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,067,472.91

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        220,824.68

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     139,300,554.82

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          981

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,125,289.10

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.62474510 %     2.88396800 %    0.48692960 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.59831670 %     2.88148553 %    0.49513310 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            1,496,590.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,638,532.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.62858700
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              160.12

POOL TRADING FACTOR:                                                76.67903894


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS20 (POOL #  4769)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4769
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       23,927.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,507.30

SUBSERVICER ADVANCES THIS MONTH                                       16,644.38
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   1,689,317.90

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        220,824.68

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     113,257,873.10

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          917

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,107,250.82

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.75126300 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.72052000 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            1,496,590.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,638,532.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.64666528
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              160.10

POOL TRADING FACTOR:                                                79.43787212


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS20 (POOL #  4769)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4769
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        5,448.51
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,427.62

SUBSERVICER ADVANCES THIS MONTH                                        3,218.06
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     378,155.01

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      26,042,681.72

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           64

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                       18,038.28

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.06637500 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.06364200 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            1,496,590.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,638,532.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.54996623
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              160.20

POOL TRADING FACTOR:                                                66.61741035